UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 15, 2009
Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)

(816) 237-7000
(Registrant’s telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 – Other Events.

As previously disclosed in a Current Report on Form 8-K filed on April 30, 2009, on April 26, 2009, NovaStar Financial, Inc. entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Advent Financial Services, LLC (“Advent”) and Mark A. Ernst to acquire 70% of the fully diluted membership interests in Advent in exchange for an initial payment of $2,000,000 and, upon Advent’s achievement of certain financial metrics for the twelve months ended on April 30, 2010, an additional payment of $2,000,000.  The Purchase Agreement required the parties to make certain representations, warranties, covenants and contained other closing conditions.  On May 15, 2009, the closing conditions set forth in the Purchase Agreement were satisfied and the parties thereto closed the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: May 21, 2009	/s/ Rodney E. Schwatken
Rodney E. Schwatken
Chief Financial Officer